EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated July 31, 2001, relating to the consolidated financial statements and consolidated financial statement schedule of Extended Systems Incorporated, which appear in Extended System Incorporated's Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 23, 2002